 Tidal Trust II 485BPOS

Exhibit 99-(d)(xlv)(ii)

SECOND AMENDMENT TO THE

SUB-ADVISORY ADVISORY AGREEMENT

This Second Amendment to the Sub-Advisory Agreement (the “Amendment”) is made as of January 16, 2024, by and between TIDAL INVESTMENTS LLC (formerly, Toroso Investments, LLC) (the “Adviser”) and ZEGA Financial, LLC (the “Sub-Adviser”).

BACKGROUND:

A.	The Adviser and the Sub-Adviser are parties to a Sub-Advisory Agreement dated as of August 15, 2023 (the “Agreement”).
B.	The parties desire to supplement Schedule A to the Agreement with the addition of the following new series:
•	Defiance Developed Markets Enhanced Options Income ETF
•	Defiance Emerging Markets Enhanced Options Income ETF
•	Defiance Nasdaq 100 Target Income ETF
•	Defiance S&P 500 Target Income ETF; and
•	Defiance R2000 Target Income ETF.

TERMS:

NOW, THEREFORE, intending to be legally bound, the parties agree as follows:

1.	Schedule A to the Agreement is hereby amended and restated in its entirety as set forth on the Amended and Restated Schedule A attached hereto.
2.	Miscellaneous.
a.	Capitalized terms not defined in this Amendment shall have the respective meanings set forth in the Agreement.
b.	Except as specifically amended by this Amendment, and except as necessary to conform to the intention of the parties hereinabove set forth, the Agreement shall remain unaltered and in full force and effect and is hereby ratified and confirmed.
c.	The Agreement, as amended hereby, together with its Schedule, constitutes the complete understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior communications with respect thereto. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The facsimile signature of any party to this Amendment shall constitute the valid and binding execution hereof by such party.

IN WITNESS WHEREOF, the parties have caused this Amendment to be signed by duly authorized representatives as of the date first set forth above.

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TIDAL INVESTMENTS LLC

By:	/s/ Eric Falkeis
Name:	Eric Falkeis
Title:	President

ZEGA Financial, LLC

By:	/s/ Jay Pestrichelli
Name:	Jay Pestrichelli
Title:	CEO

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Amended and Restated Schedule A to the Sub-Advisory Agreement

by and between Tidal Investments LLC and ZEGA Financial, LLC

(January 16, 2024)

Fund Name	Sub-Advisory Fee	Effective Date	Trading Authority	Proxy Voting Authority
Defiance Nasdaq 100 Enhanced Options Income ETF	*	September 13, 2023	[X] Fully Discretionary [ ] Partially Discretionary [ ] Non-Discretionary	[ ] Full [ ] Advisory [X] None
Defiance S&P 500 Enhanced Options Income ETF	*	September 18, 2023	[X] Fully Discretionary [ ] Partially Discretionary [ ] Non-Discretionary	[ ] Full [ ] Advisory [X] None
Defiance R2000 Enhanced Options Income ETF	*	September 30, 2023	[X] Fully Discretionary [ ] Partially Discretionary [ ] Non-Discretionary	[ ] Full [ ] Advisory [X] None
Defiance Treasury Alternative Yield ETF	**	Commencement of Operations	[X] Fully Discretionary [ ] Partially Discretionary [ ] Non-Discretionary	[ ] Full [ ] Advisory [X] None
Defiance Developed Markets Enhanced Options Income ETF	*	Commencement of Operations	[X] Fully Discretionary [ ] Partially Discretionary [ ] Non-Discretionary	[ ] Full [ ] Advisory [X] None
Defiance Emerging Markets Enhanced Options Income ETF	*	Commencement of Operations	[X] Fully Discretionary [ ] Partially Discretionary [ ] Non-Discretionary	[ ] Full [ ] Advisory [X] None
Defiance Nasdaq 100 Target Income ETF	*	Commencement of Operations	[X] Fully Discretionary [ ] Partially Discretionary [ ] Non-Discretionary	[ ] Full [ ] Advisory [X] None
Defiance S&P 500 Target Income ETF	*	Commencement of Operations	[X] Fully Discretionary [ ] Partially Discretionary [ ] Non-Discretionary	[ ] Full [ ] Advisory [X] None
Defiance R2000 Target Income ETF	*	Commencement of Operations	[X] Fully Discretionary [ ] Partially Discretionary [ ] Non-Discretionary	[ ] Full [ ] Advisory [X] None

*	Minimum of $36,000 with fee breakpoints as follows:

17.5 bps on AUM less than $250M
16.5 bps on AUM between $250M and less than $500M
15.5 bps on AUM between $500M and less than $1 B; and
14.5 bps on AUM > $1 B and higher

**	Minimum of $36,000 with fee breakpoints as follows:

0.12% on AUM of less than $250MM
0.11% on AUM between $250MM and less than $500MM
0.10% on AUM between $500MM and less than $1B; and
0.09% on AUM from $1B and higher

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